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                   [PEOPLES ENERGY CORPORATION LETTERHEAD]


                                        October 3, 1995



Peoples Energy Corporation
130 East Randolph Drive
Chicago, Illinois  60601

          Re:  Peoples Energy Corporation
               Long-Term Incentive Compensation Plan
               -------------------------------------


Ladies and Gentlemen:

          Reference is made to that certain Registration Statement on Form S-8 dated October 4, 1995 (the "Registration Statement") prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration by Peoples Energy Corporation (the "Company") of 400,000 shares of common stock of the Company reserved for purchase by key employees of the Company and its participating subsidiaries under options granted pursuant to the Peoples Energy Corporation Long-Term Incentive Compensation Plan (the "Plan") or for award to such employees under restricted stock awards and/or stock appreciation rights granted pursuant to the Plan, it is the opinion of the undersigned that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Illinois.

          2. The number of shares of common stock which the Company is authorized to issue is 60,000,000, of which, as of September 30, 1995, 34,913,426 shares, all fully paid and nonassessable, are issued and outstanding.

          3. No approval or authorization of, or registration or declaration with any public regulatory body, state or federal, is required for the valid authorization, issuance and sale of the common stock under and pursuant to the Plan, except the registration effected by the Registration Statement and except any filings and approval required under state securities or blue sky laws.

          4. Subject to the effectiveness of the Registration Statement and subject to compliance with securities or blue sky laws of the several states wherever required to permit the valid offer, issuance and sale of the Company's common stock, said common stock, when issued and sold or granted in the manner contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable shares of common stock of the Company.

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Peoples Energy Corporation
October 3, 1995
Page 2


          In arriving at the foregoing opinions, I have supervised and participated in preparing and amending the Plan. I have examined or caused to be examined originals or copies of all such other agreements and instruments, certificates of public officials and such other documents and instruments, and have made or caused to be made such investigations of law and fact as I have deemed relevant and necessary for the purpose of rendering the foregoing opinions. In making such investigations and examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further hereby consent to the reference to my name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                        Very truly yours,


                                        /s/ Peter Kauffman
                                        ---------------------------------
                                            Peter Kauffman
                                            Assistant General Counsel